**EXECUTIVE EMPLOYMENT AGREEMENT**

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of November 27, 2006, by and between Goldspring, Inc., a Nevada corporation (the "Company") and Robert T. Faber (the "Executive").

WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company; and

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship between the Executive and the Company.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is further agreed as follows:

1. Employment. The Executive is hereby employed as President, Chief Executive Officer and Chief Financial Officer of the Company for a period commencing on August 15, 2006 and ending three years after the date thereof. As President, Chief Executive Officer and Chief Financial Officer of the Company, the Executive shall handle all day to day activities of the Company as are customarily and ordinarily performed by persons serving in such capacities. He shall also perform such other duties as the Board of Directors of the Company may from time to time reasonably direct. Executive is currently performing duties of Chief Financial Officer in addition to those of President and Chief Executive Officer; however, both Company and Executive recognize that in the future it may become necessary for the Company to hire another executive as CFO if Executive's other duties no longer permit him to perform both roles. The Company agrees that if a CFO is hired, it will not be entitled to use such employment in order to request a reduction in Executive's base salary, as set forth below. The Executive agrees to serve the Company faithfully and to the best of his ability, to use his reasonable business judgment at all times in executing his duties and to devote his full working time, attention and efforts to the business and affairs of the Company during the term of his employment. The Executive represents and warrants that he is under no contractual commitments inconsistent with his obligations as set forth in this Agreement. The Executive shall be entitled without the Company's prior written consent to hold positions on the Board of Directors of entities that do not directly compete with the Company. The Executive has, as of the date of this Agreement, disclosed to the Board of Directors of the Company the positions the Executive currently holds on other Boards of Directors, if any, and the Company has consented to such positions.

2. Location of Services. The Company acknowledges that during the term of the Agreement the Executive intends to live in Scottsdale, Arizona or another location of his choice within the United States and will be based from that location; however, the Executive agrees to physically be present (as often and for such time periods as necessary) at the Company's Virginia City, Nevada location or such other Company or

third party locations as is reasonable and prudent to carry out his duties under this Agreement.

3. Salary. The Company shall pay the Executive an annual base salary equal to $180,000, with such increases as may be determined by the Company's Compensation Committee in its discretion (the "Base Salary"). The Base Salary shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Executive otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement, and other employee benefit plans and in fringe benefits shall not reduce the Base Salary. The Base Salary shall be payable to the Executive not less frequently than monthly, as is consistent with the payment schedule of other Company executives.

4. Bonuses. In any fiscal year in which the Company has positive net operating income before taxes, as shown on its year end financial statement, the Executive shall be eligible, at the discretion of the Company's Compensation Committee to a performance based bonus not to exceed 50% of the Base Salary then in effect, with at least 50% of such bonus to be payable in cash. The bonus will be payable at the leave of the Compensation Committee at such time or times during the subsequent fiscal year as it determines to review compensation and bonuses for employees of the Company and make bonus payments.

5. Participation in Executive and Other Company Benefit Plans. The Executive shall be entitled to participate, on the same basis as other executive employees of the Company, in any stock option, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, education, or other retirement or employee pension or welfare plan or benefits that the Company has adopted or may adopt for the benefit of its employees. The Executive shall be entitled to participate in any fringe benefits, which are now or may be or become applicable to the Company's executive employees generally.

Upon presentation of proper documentation therefor pursuant to Company policy, as in effect from time to time, the Executive shall promptly be reimbursed for all reasonable expenses which he may incur in connection with his services hereunder in accordance with the Company's normal reimbursement policies as established from time to time.

6. Stock Options. At the Compensation Committee's discretion, the Executive shall be granted, following Board of Director and Stockholder approval, stock options, pursuant to the Company's 2006 Stock Option and Incentive Plan ("Plan"), and any subsequent plans pursuant to the terms thereof. The grants to the Executive shall be limited in any one year to 80,000,000 options, and his total option ownership shall not at any time exceed 10% of the then issued and outstanding shares of the Company on a fully diluted basis. The Executive shall be granted 80,000,000 options upon approval of the Plan pursuant to the Company's outstanding consent solicitation as set forth in the Definitive Schedule 14A, filed with the Securities and Exchange Commission on August 24, 2006 (60,000,000 of the options shall be attributed by exceptional performance

CA

through and including September 1, 2006, and 20,000,000 options shall be attributed to successful completion of the Company's consent solicitation, so long as items 1 and 2 thereof are approved (i.e.: Executive is entitled to receive the options even if items 3 and/or 4 are not approved)). Should the Plan not receive requisite shareholder approval, the Compensation Committee shall offer and the Executive has the right to accept up to 80,000,000 shares of the Company's Common Stock, restricted under Rule 144 of the Securities Exchange Act of 1933, or options granted other than under an executive compensation plan, in lieu of 80,000,000 options to be otherwise granted in 2006, as referenced above in this paragraph 6, if, to the extent and when there are sufficient authorized and unissued shares to fulfill the grant.

7. Sale of the Company.

(a) During the term of this Agreement or the Severance Period (as defined below), upon (i) a sale of all or substantially all of the assets of the Company, (ii) a merger of the Company with another entity where the Company is not the surviving entity or where the stockholders of the Company immediately prior to the merger own less than fifty percent (50%) of the voting stock of the Company following the merger, or (iii) a change in the membership of the Board of Directors such that individuals who, as of the date hereof, constitute the Board of Directors (the "Standing Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Standing Board shall be considered as though the individual were a member of the Standing Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Company's Board of Directors, the Executive shall receive an amount of money from the Company equal to 100% of the annual Base Salary, then in effect, from the Company, and all of the Executive's options that have been granted pursuant to the terms set forth in this Agreement shall vest immediately.

(b) Notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Executive with the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal employment agreement or other arrangement for the direct or indirect provision of compensation to the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Executive (a "Benefit Arrangement"), if the Executive is a "disqualified individual," as defined in Section 280G(c) of the Internal Revenue Code (the "Code"), any right to receive any payment or other benefit under this Agreement shall not become exercisable or vested or shall be forfeited to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or

CA

benefits to or for the Executive under this Agreement, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment"). In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Agreement, in conjunction with all other rights, payments, or benefits to or for the Executive under any Other Agreement or any Benefit Arrangement would cause the Executive to be considered to have received a Parachute Payment under this Agreement, then the Executive shall have the right, in the Executive's sole discretion, to designate those rights, payments, or benefits under this Agreement, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

8. Standards. The Executive shall perform the Executive's duties and responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board of Directors of the Company. The reasonableness of such standards shall be measured against standards for executive performance for similarly situated executives in similar industries generally prevailing. Executive's performance shall at all times be subject to the Company's Policy Manual and any other similar employee handbooks or policies.

9. Vacations. The Executive shall be entitled to annual paid vacation of at least 20 business days per year or such longer period as the Board of Directors of the Company may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive so as not to interfere with performance of his duties to the Company or filing of any periodic reports or other material filings with the SEC or other regulatory agency. The Executive may accrue a maximum of 20 days of paid vacation. Weekdays on which the Company is otherwise closed for business as Company holidays shall not count against Executive's allotment of vacation days.

10. Termination of Employment.

(a) The Executive may terminate his employment at any time after the 90 day notice period in Section 11 has elapsed. The Board of Directors of the Company may terminate the Executive's employment at any time, subject to payment of the compensation described below.

(b) In the case of (i) any termination other than "termination for cause" as defined below, or (ii) any termination by the Executive for "Good Reason" as defined below, the Executive shall continue to receive for twelve months, commencing on the date of such termination (the "Severance Period"), his full Base Salary then in effect, any bonus that has been earned but not paid before termination of employment, and all other benefits and compensation that the Executive would have been entitled to under this Agreement in the absence of termination of employment (collectively, the "Severance Amount"). Furthermore, all of Executive's options that have been granted pursuant to

the terms set forth in this Agreement shall vest immediately upon such termination.

(c) The Executive shall have no right to receive compensation or other benefits from the Company for any period after termination for cause by the Company or termination by the Executive other than termination with good reason, except for any vested retirement benefits to which the Executive may be entitled under any qualified employee pension plan maintained by the Company, any reimbursement for any pre approved and unpaid expenses and any deferred compensation to which the Executive may be entitled.

(d) The term "termination for cause" shall mean termination by the Company because of the Executive's (i) fraud, gross neglect, intentional misconduct, material misrepresentation or any misappropriation with respect to the business or assets of the Company; (ii) any material violation of any code of conduct or similar code of the Company, which may be in effect from time to time; (iii) conduct that constitutes disloyalty to the Company and which materially harms the Company or conduct that constitutes breach of fiduciary duty involving personal profit or theft of corporate opportunity; (iv) conviction, or the entry of a guilty plea nolo contendere plea by the Executive, of a felony or crime, or willful violation of any law, rule, or regulation, involving moral turpitude or securities regulation; (v) the use of drugs or alcohol which interferes with the Executive's performance of his duties or any use of unprescribed controlled or illegal substances; or (vi) material breach of any provision of this Agreement.

(e) The term resignation for "Good Reason" shall mean that Executive's resignation occurs within three months of one of the following events: (i) an involuntary reduction of Executive's job duties or responsibilities or failure of the Company to pay Executive salary for more than two consecutive pay periods; (ii) the Board's resolution that Executive report to someone other than the Board or the Chairman of the Board; or (iii) any involuntary reduction of Executive's Base Compensation.

(f) The Executive's employment pursuant to this Agreement shall terminate automatically prior to the expiration of the term of this Agreement in the event of the Executive's death or disability which prevents the Executive from performing his duties and responsibilities without a reasonable accommodation. In the event the Executive's employment terminates prior to the expiration of the term of this Agreement due to his death or disability, the Executive shall not be entitled to any further compensation under the provisions of this Agreement, except for his Base Salary earned through the date of termination, and the portion of any bonus which previously had been approved by the Company but was unpaid as of the Executive's death or disability. The Executive (or, in the event of death, the Executive's estate) shall be entitled to such unpaid portion of any approved bonus only if the Executive (or the authorized representative of the Executive's estate) signs a comprehensive general release of claims in a form reasonably acceptable to Company. Payments of such approved but unpaid bonus shall not commence until after the Executive (or the authorized representative of his estate) signs such a release, and after any revocation period referenced in such release

CA

has expired. If the Executive (or the authorized representative of his Estate) does not sign such a general release of claims, the Executive (or his estate) shall not be entitled to receive any compensation under the provisions of this Agreement except for the Executive's base salary earned through the date of death or disability. In the case of disability, if the Executive violates any of the provisions of Sections 13, 14 or 15 of this Agreement, the Company's obligations to pay the unpaid portion of any approved bonus to the Executive shall cease on the date of such violation.

11. Termination by the Executive. The Executive may terminate his employment at any time during the term of this Agreement by giving 90 days' prior written notice thereof to the Board of Directors of the Company. In the event of termination by the Executive under this Section 11, the Company may at its option elect to have the Executive cease to provide services immediately, provided that during such 90 day notice period the Executive shall be entitled to continue to receive his Base Salary.

12. Return of Proprietary Property. The Executive agrees that all property in the Executive's possession that he obtains or is assigned in the course of his employment with the Company, including, without limitation, all documents, reports, manuals, memoranda, business plans, intellectual property, business contacts, customer lists, credit cards, keys, access cards, and all other property relating in any way to the business of the Company, is the exclusive property of the Company, even if the Executive authored, created, or assisted in authoring or creating such property. The Executive shall return to the Company all such property immediately upon termination of employment or at such earlier time as the Company may request.

13. Confidential Information. Except as permitted or directed by the Board of Directors of the Company, during the time the Executive is employed by the Company or at any time thereafter, the Executive shall not divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by himself or by others. Such confidential and/or secret information encompassed by this Section 13 includes, but is not limited to, the Company's customer and supplier lists, business plans, and financial, marketing, and personnel information. The Executive agrees to refrain from any acts or omissions that would reduce the value of any confidential or secret knowledge or information to the Company, both during his employment hereunder and at any time after the termination of his employment. The Executive's obligations of confidentiality under this Section 13 shall not apply to any knowledge or information that is now published publicly or that subsequently becomes generally publicly known, other than as a direct or indirect result of a breach of this Agreement by the Executive.

14. Patent, Intellectual Property and Related Matters.

(a) The Executive agrees to promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement,

CA

device, design, process, or product made, developed, perfected, devised, conceived, or first reduced to practice by the Executive, either solely or in collaboration with others, during the Executive's term of employment by the Company, or within two years thereafter, relating to the business, products, practices, or techniques of the Company (hereinafter referred to as "Developments"). The Executive, to the extent that the Executive has the legal right to do so, hereby acknowledges that any and all of said Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of the Executive's right, title, and interest in and to any and all of such Developments.

(b) The provisions of this Section 14 shall not apply to any Development meeting the following conditions:

(i) such Development was developed entirely on the Executive's own time; and

(ii) such Development was made without the use of any Company equipment, supplies, facilities, or trade secret information; and such Development does not relate at the time of conception or reduction to practice to (a) to the business of the Company, or (b) to the Company's actual or demonstrably anticipated research or development; and

(iii) such Development does not result from any work performed by the Executive for the Company.

(c) Upon request and without further compensation therefor, but at no expense to the Executive, and whether during the term of the Executive's employment by the Company or thereafter, the Executive will do all lawful acts, including, but not limited to, the execution of papers and the giving of testimony, that in the opinion of the Company, its successors, or assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending, or enforcing Letters Patent, and for perfecting, affirming, and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

15. Restrictive Covenants.

(a) During the employment of the Executive under this Agreement and for a period of two years after termination of such employment, the Executive shall not at any time (i) compete on his own behalf, or on behalf of any other person or entity, with the Company or any of its affiliates within all territories in which the Company does business with respect to the business of the Company or any of its affiliates as such business shall be conducted on the date hereof or during the employment of the Executive under this Agreement; (ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (iii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer of the Company or any of its affiliates

to reduce its business with the Company or any of its affiliates.

(b) The Executive shall not at any time during or subsequent to his employment by the Company, on his own behalf or on behalf of any other person or entity, disclose any proprietary information of the Company or any of its affiliates to any other person or entity other than on behalf of the Company or in conducting its business, and the Executive shall not use any such proprietary information for his own personal advantage or make such proprietary information available to others for use, unless such information shall have come into the public domain other than through unauthorized disclosure.

(c) The ownership by the Executive of not more than 5% of the equity interests of a corporation, partnership or other enterprise, whether public or private, shall not constitute a violation hereof.

(d) Executive acknowledges that the geographic and time scope of this covenant is reasonable and that he has received adequate consideration for this covenant to be deemed to be enforceable to the fullest extent of the law. If any portion of this Section 15 is found by a court of competent jurisdiction to be invalid or unenforceable, but would be valid and enforceable if modified, this Section 15 shall apply with such modifications necessary to make this Section 15 valid and enforceable. Any portion of this Section 15 not required to be so modified shall remain in full force and effect and not be affected thereby. The Executive agrees that the Company shall have the right of specific performance in the event of a breach by the Executive of this Section 15.

16. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive may not assign this Agreement or any rights hereunder. Any purported or attempted assignment or transfer by the Executive of this Agreement or any of the Executive's duties, responsibilities, or obligations hereunder shall be null and void without further action by the Company.

17. Company Remedies. The Executive acknowledges that the remedy at law for any breach of any of the provisions of Sections 12, 13, 14 or 15 will be inadequate, and that the Company shall be entitled, in addition to any remedy at law or in equity, to preliminary and permanent injunctive relief and specific performance and other equitable remedies of similar effect.

18. Other Contracts. The Executive shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior written approval of the Board of Directors.

19. Notices. All notices, requests, demands, consents, or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by overnight courier or express mail service or by postage prepaid registered or certified mail, return receipt requested (the return receipt

constituting prima facie evidence the giving of such notice request, demand or other communication), by personal delivery, or by fax with confirmation of receipt and a copy mailed with postage prepaid, to the following address or such other address of which a party may subsequently give notice to the other party in accord with the provisions of this Section. Notice is effective immediately if by personal delivery or by fax with confirmation received and a copy mailed the same day. Notice sent by overnight courier or by registered or certified mail is effective the earlier of actual receipt or the fifth date after the date mailed as evidenced by the sender's certified or registered receipt. Notices shall be delivered as follows:

If to the Company:

PO Box 1118
Virginia City, NV 89440
Fax No.: (775) 847-4762

with a copy to:

If to the Executive:
Robert T. Faber
6129 East Danbury Road
Scottsdale, AZ 85254
Fax No.: (866) 471-3819

20. Attorneys' Fees. Should any party hereto retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof including, but not limited to, the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action, or otherwise, to enforce any provision hereof, or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then whether the matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees for the services rendered to such prevailing party.

21. Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

22. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

CA

24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties consent to the jurisdiction of any court or arbitrator in Storey County, Nevada for the resolution of disputes arising herefrom.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

GOLDSPRING, INC.

By: ______________________

Christopher Aguilar
Chairman of the Board

______________________

Robert T. Faber